Exhibit 99.1

FOR IMMEDIATE RELEASE

eSpeed Confirms Offer for Majority Interest in MTS

Leading European Government Bond Platform Would Complement
eSpeed's Leading Platform for Electronic Trading of U.S. Treasuries

NEW YORK – June 15, 2005 - eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today confirmed that is has submitted a binding irrevocable offer to acquire a majority interest in Società per il Mercato dei Titoli di Stato — Borsa Obbligazionaria Europea S.p.A ("MTS"), pursuant to an auction process that commenced in the first quarter of 2005. eSpeed has been informed by MTS that offer documentation is being sent to MTS shareholders for their consideration and that eSpeed will be notified by the first week of July 2005 as to whether a majority of MTS shareholders accept its offer. There is no assurance that eSpeed's offer will be accepted.

MTS is a leading electronic trading platform in Europe with average trading volumes of approximately 85 billion euros per day. MTS has a strong market position in European Government Bonds ("EGBs") and other fixed income securities. MTS is a privately held consortium of leading Italian and other global banks.

eSpeed has submitted a binding offer to acquire 51% of the share capital of MTS for a total subscription price equal to 51% of Euro 250 million through the issuance of new MTS shares. MTS will distribute the subscription price to its shareholders by means of a special dividend as soon as possible following completion of the subscription. eSpeed has offered to acquire, at the same price per share, up to an additional 20% of the share capital of MTS from current MTS shareholders following closing. If its offer is accepted, eSpeed intends to finance the acquisition from existing working capital and, if necessary, from proceeds received pursuant to an unsecured loan facility of $60 million from Cantor Fitzgerald L.P.

eSpeed believes that a partnership of eSpeed's powerful proprietary technology skills, global fixed-income trading experience and network, together with MTS's leading position in the EGB market will enhance eSpeed and MTS's growth and development as the leading electronic platforms for trading government securities and related fixed income products worldwide.

Commenting on today's announcement, Howard W. Lutnick Chairman and CEO of eSpeed, Inc. said, "Entering into a partnership with MTS would create significant value and benefits to customers, dealers and shareholders, as a result of the combined expertise, distribution, and technology. We have confidence in MTS's management, its structure and its operations. If our offer is accepted, we intend to keep MTS's brand and existing European management team, and maintain MTS as the centerpiece of eSpeed's European operations."

Paul Saltzman, Chief Operating Officer of eSpeed, Inc. further commented, "In addition to the significant marketing and distribution synergies expected to be achieved, our consortium approach to ownership and governance will ensure user support in our combined offerings and facilitate eSpeed's continuing commitment to customer service."

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the effects of the attacks on the World Trade Center on September 11, 2001, the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market share, to enter into marketing and strategic alliances, to hire new personnel, to expand the use of our electronic system, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, whether our offer is accepted in the form proposed and, if accepted, whether the transaction will close, and other factors that are discussed under "Risk Factors" in eSpeed's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.